Exhibit 10.03

CHEGG, INC.

Designated IPO Equity Incentive Program

1. Purpose. The purpose of this Plan is to provide incentives to certain individuals who provide services to the Company or any Company Subsidiary (i) to incentivize and motivate them, including in the event of a Designated IPO, and (ii) to continue in the employment of the Company through and after the closing of a Designated IPO. Terms not otherwise defined herein are defined in Section 7 of this Plan.

2. Administration. This Plan shall be administered by the Board, except as explicitly provided otherwise herein. All questions of interpretation or application of this Plan shall be determined by the Board, which determination shall be made in good faith, and each such determination by the Board shall be final and binding upon all Participants. In order to include the varying interests that each member of the Board may have when the Board makes a determination in accordance with the terms of this Plan, unless required otherwise by applicable law, no member of the Board shall be excluded from the vote of the Board in making any such determination, even if that member may have a self-interest in the outcome of that determination.

3. Eligibility to Participate. Each Participant in this Plan shall be set forth on Exhibit A attached hereto. Each service provider who becomes a Participant shall be notified in writing by the Company of his or her designation as a Participant, and shall be subject to the terms of the Plan, which Plan terms will govern all Designated IPO Equity Awards made pursuant to this Plan.

4. Operation of the Program.

(a) This Plan is effective as of the Effective Date. The aggregate numbers of Shares subject to Designated IPO Equity Awards shall be calculated as set forth in subsection (c) below. The Designated IPO Equity Awards provided for herein represent an agreement by the Company to grant such award in the future, with such future grant being subject to the conditions set forth herein, including, without limitation, continued service by the Participant as required by Section 5(a).

(b) Effective as of the earlier of (i) the day before commencement of trading of any shares of the Company’s capital stock on a stock exchange in connection with a Designated IPO or (ii) the day of determination of the Designated IPO Price (e.g., upon execution of the underwriting agreement), or such other date as reasonably designated by the Board in good faith in connection with a Designated IPO, the Company shall grant Designated IPO Equity Awards to the Participants.

(c) For each Participant, the aggregate numbers of Shares subject to such Participant’s Designated IPO Equity Awards (the “Total Share Number”) shall equal the number of Shares required to be issued by the Company to such Participant to maintain such Participant’s Designated IPO Percentage after giving effect to the reduction of the Series D Conversion Price or the Series E Conversion Price pursuant to Article Fourth, Section C.4(g) of the Company Charter, and giving effect to all Designated IPO Equity Awards hereunder (but excluding the shares issued in the Designated IPO), with the number of Shares subject to such Participant’s Designated IPO RSU Grant equal to the RSU Grant Number and the number of Shares subject to such Participant’s Designated IPO Option Grant equal to the Option Grant Number; provided that the calculation of the Designated IPO Option Grant and Designated IPO RSU Grant will be rounded down to the nearest whole share.

(d) Each Designated IPO Option Grant shall have an exercise price equal to (i) one hundred percent (100%) of the fair market value per Share on the date of grant (which, if applicable, shall be the closing price of such Shares on the date of grant), or (ii) the Designated IPO Price, provided that in any case such exercise price is in compliance with Treasury Regulation Section 1.409A-1(b)(5)(i) and (ii) [nonstatutory stock options and statutory stock options] (the “Exercise Price”).

(e) Subject to Section 4(f) below, the vesting schedules for a Participant’s Designated IPO Equity Awards shall mirror the vesting schedule(s) of such Participant’s Prior Equity Award(s), including the vesting start date(s) applicable thereto, provided that where there are multiple Prior Equity Awards, the vesting shall be in proportion to the total number of Shares subject to all such awards (i.e., the number of Shares subject to a Participant’s Designated IPO Equity Awards that vest on any particular day shall be proportional to the number of Shares subject to such Participant’s Prior Equity Awards’ vesting on such date). To the extent desirable to facilitate such vesting proportionality, a Participant’s Designated IPO Option Grant may be broken into multiple option agreements and a Participant’s Designated IPO RSU Grant may likewise be broken into multiple restricted stock unit agreements.

(f) The vesting and exercisability of all Designated IPO Equity Awards hereunder shall be contingent upon and subject to the Designated IPO Closing.

(g) Notwithstanding anything herein to the contrary, in the event the Company makes an adjustment to either the Series D Conversion Price or the Series E Conversion Price (or otherwise fixes the conversion ratio to Common Stock of the Series D Preferred Stock or the Series E Preferred Stock), other than as set forth in Article Fourth, Section C.4(g) of the Company Charter, the Board shall have the authority, in its sole and absolute discretion, to substitute other equity awards to the Participants in lieu of the Designated IPO Equity Awards or not make awards as contemplated in this Plan.

5. Conditions to Grant of Designated IPO Equity Award. A Participant shall only be entitled to receive a Designated IPO Equity Award if such Participant (i) has continued to provide services as an employee, officer, director or consultant to the Company or a Parent or Subsidiary of the Company and (ii) continues to be a Participant, in each case up to and through a Designated IPO Closing.

6. General Provisions.

(a) Employment Status. This Plan does not constitute a contract of employment or impose on the Company any obligation (i) to retain any Participant as an employee, (ii) to change the status of any Participant as an at-will employee, or (iii) to change the Company’s policies regarding termination of employment.

(b) Notices. Any notices provided hereunder must be in writing and such notices or any other written communication shall be deemed effective upon the earlier of personal delivery (including personal delivery by telex or facsimile) or the third day after mailing by first class mail, to the Company at its primary office location and to a Participant at his or her address as listed in the Company’s payroll records.

(c) Severability. Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Plan will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

(d) Complete Agreement. This Plan constitutes the entire agreement between a Participant and the Company and it is the complete, final, and exclusive embodiment of their agreement with regard to the subject matter herein. It is entered into without reliance on any promise or representation other than those expressly contained herein. Notwithstanding the foregoing, this Plan shall not supersede or affect any other agreements relating to any Participant’s employment or severance, or the Designated IPO.

(e) Interpretation, Amendment, or Termination of Plan. This Plan shall be interpreted and construed by the Board and all benefit determinations including but not limited to amounts of benefits, eligibility, and the occurrence of any Designated IPO shall be made by the Board, and all determinations or interpretations shall be final and binding on all Participants. Except with respect to modifications deemed necessary by the Board for compliance with or exemption from Section 409A of the Code as provided for in Section 6(h) and except for revisions to Exhibit A, which may be made from time to time by the Board in its sole discretion, including the removal and addition of Participants, this Plan may be amended or terminated by a majority of the Board of Directors of the Company at any time prior to a Designated IPO, provided that any amendment or termination of this Plan must also be approved by at least a majority of Participants (calculated based on the percentage of Prior Equity Grants held by the Participants) if such amendment or termination is adverse to Participant interests as determined by the Board in its sole discretion. Unless earlier terminated as provided herein, this Plan will terminate five (5) years from the Effective Date.

(f) Headings. The headings of the Articles and Sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

(g) Successors and Assigns. This Plan is intended to bind and inure to the benefit of and be enforceable by each Participant and the Company, and their respective successors, assigns, heirs, executors and administrators; provided, however, that a Participant may not assign any of his or her rights hereunder (including the right to receive a Designated IPO Equity Award) without the express written consent of the Company.

(h) Withholding of Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any benefit realized by a Participant under the Plan, or is requested by a Participant to withhold additional amounts with respect to such taxes, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the realization of such benefit that the Participant make arrangements satisfactory to the Company for payment of the balance of such taxes required or requested to be withheld. It is intended that each installment of the benefits provided hereunder constitute separate “payments” for purposes of Treasury Regulation Section 1.409A-2(b)(2)(i). It is further intended that payments hereunder satisfy, to the greatest extent possible, the exemption from the application of Section 409A of the Code (and any state law of similar effect) provided under Treasury Regulation Sections 1.409A-1(b)(4) (as a “short-term deferral”) and 1.409A-1(b)(5)(i) and (ii) (nonstatutory stock options and statutory stock options). The Company reserves the right, without a Participant’s consent, to (i) make amendments to the Plan; (ii) revise the Plan; and (iii) modify the terms of a Designated IPO Equity Award (including the number of Shares underlying such Designated IPO Equity Award) as it reasonably deems necessary or appropriate to avoid the Plan and any Designated IPO Equity Award being deemed to be subject to Section 409A of the Code or the imposition of any tax or income recognition under Section 409A of the Code and any Treasury Regulations and Internal Revenue Service guidance thereunder. The Company makes no representation as to the tax implications, including without limitation, of Section 409A of the Code, regarding the Plan or of the receipt of a Designated IPO Equity Award by Participant.

(i) Choice of Law. All questions concerning the construction, validity and interpretation of this Plan will be governed by the laws of the State of California, exclusive of the conflict of laws provisions thereof.

(j) Share Reserve. Prior to the Designated IPO and the issuance of any Shares under this Plan, the Company will reserve and thereafter keep available a sufficient number of Shares as will be required to satisfy the requirements of the issuance of all Designated IPO Equity Awards to be granted under this Plan.

7. Definitions.

“Board” means the Board of Directors of the Company or the Committee, provided the Board of Directors of the Company has delegated administration of this Plan, or any particular function thereof, to the Committee.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Charter” means the Amended and Restated Certificate of Incorporation of the Company, as amended from time to time in accordance with applicable law.

“Committee” means a committee designated by the Board.

“Common Stock” means common stock of the Company, par value $0.001 per share.

“Company” means Chegg, Inc.

“Designated IPO” means a public offering of the Company’s capital stock registered under the Securities Act (other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the Company) in which the offering price per share to the public (before deduction of underwriters’ discounts or commissions and expenses) is at least $5.79 (as adjusted for any stock dividends, combinations, splits reorganizations, recapitalizations, reclassifications or other events with respect to the Common Stock) but is less than either the Series D Conversion Threshold Price or the Series E Conversion Threshold Price (and thus which results in the reduction of either the Series D Conversion Price or the Series E Conversion Price pursuant to Article Fourth, Section C.4(g) of the Company Charter) in connection with which there occurs either (i) the automatic conversion of the Series D Preferred Stock and, to the extent outstanding, the Series E Preferred Stock pursuant to clause (ii) of the second or third sentence (as applicable) of Article Fourth, Section C.4(b) of the Company Charter in each case in connection with a Qualified IPO (as defined in the Company Charter) or (ii) the conversion of the Series D Preferred Stock and, to the extent outstanding, the Series E Preferred Stock pursuant to clause (i) of the second or third sentence (as applicable) sentence of Article Fourth, Section C.4(b) of the Company Charter.

“Designated IPO Closing” means the closing of a Designated IPO pursuant to which Designated IPO Equity Awards are intended to be made hereunder (including the reduction of the Series D Conversion Price or the Series E Conversion Price pursuant to Article Fourth, Section C.4(g) of the Company Charter and conversion of the Series D Preferred Stock and, to the extent outstanding, the Series E Preferred Stock in connection therewith).

“Designated IPO Equity Award” means either a Designated IPO Option Grant or Designated IPO RSU Grant, in either case granted under the Company’s 2005 Stock Incentive Plan, as amended, any successor equity incentive plan, or any other equity incentive plan adopted or assumed by the Company.

“Designated IPO Option Grant” means the grant of an option to purchase Company Common Stock pursuant to Section 4 in connection with a Designated IPO.

“Designated IPO Percentage” means the percentage of Fully-Diluted Capital Stock held by a Participant in respect of such Participant’s Prior Equity Grants (including any shares issued upon prior exercise or settlement thereof) as of immediately prior to a Designated IPO Closing prior to giving effect to (i) the reduction of the Series D Conversion Price or the Series E Conversion Price pursuant to Article Fourth, Section C.4(g) of the Company Charter, (ii) the grant of any Designated IPO Equity Awards hereunder or (iii) the issuance of Shares in the Designated IPO).

“Designated IPO Price” means the price per share offered to the public in a Designated IPO.

“Designated IPO RSU Grant” means the grant of a restricted stock unit to acquire Company Common Stock pursuant to Section 4 in connection with a Designated IPO.

“Effective Date” means February 15, 2012.

“Fully-Diluted Capital Stock” means the sum, without duplication, of the aggregate number of shares of stock of the Company (on an as-converted to Common Stock basis) that are issued and outstanding or issuable upon the exercise of options to purchase Common Stock or other direct or indirect rights to acquire shares of the capital stock that are issued and outstanding (whether or not then vested or exercisable).

“Option Grant Number” with respect to a Participant means such Participant’s Total Share Number less such Participant’s RSU Grant Number.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a full-time or part-time service provider to the Company or any subsidiary of the Company (including, without limitation, employees, directors, officers and consultants) selected by the Board to participate in this Plan who is listed on Exhibit A hereto, as such may be amended exclusively by the Board from time to time.

“Plan” means this Chegg, Inc. Designated IPO Equity Incentive Program.

“Prior Equity Grants” means with respect to a Participant the equity awards granted to a Participant under any equity incentive plan of the Company (including any equity incentive plan or awards assumed by the Company and including all Shares subject thereto), regardless of whether such shares has been issued upon exercise or settlement of such equity award (but giving effect to any shares relinquished or forfeited to the Company by the Participant).

“Prior Weighted Average Exercise Price” with respect to a Participant means the weighted average exercise price of such Participant’s prior equity awards (with restricted stock units treated as having an exercise price equal to the fair market value of the Common Stock as of the grant date thereof).

“RSU Grant Number” with respect to a Participant means a number equal to the quotient of (i) the product of (a) such Participant’s Option Grant Number multiplied by (b) the difference of (I) the Exercise Price less (II) such Participant’s Prior Weighted Average Exercise Price, divided by (ii) the Designated IPO Price.

“Securities Act” means the Securities Act of 1933, as amended.

“Series D Conversion Price” shall have the meaning set forth in the Company Charter.

“Series E Conversion Price” shall have the meaning set forth in the Company Charter.

“Series D Conversion Threshold Price” shall have the meaning set forth in the Company Charter.

“Series E Conversion Threshold Price” shall have the meaning set forth in the Company Charter.

“Shares” means shares of the Company’s Common Stock.

“Subsidiary” means any entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain owns equity interest possessing fifty percent (50%) or more of the total combined voting power of all classes of equity in one of the other entities in such chain.

EXHIBIT A

Participants

Bernhardt, David

Biddle, Gibson

Brown, Andy

Chesnut, Rob

Dillon, Tom

Dwane, Anne

Geiger, Chuck

Harz, Elizabeth

Lem, Esther

Melcher, Tom

Osier, Mike

Park, Robert

Phumbhra, Aayush

Rosensweig, Dan

Schultz, Nathan

Wenzel, Timothy